EXHIBIT 15.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------





We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Files No. 333-12014 and No. 333-123321) and Form F-3 (File No. 333-128225) of Mer Telemanagement Solutions Ltd., of our report dated January 19, 2007 relating to the financial statements of Jusan, S.A. as of and for the year ended December 31, 2006 included in the Annual Report on Form 20-F of Mer Telemanagement Solutions Ltd. for the year ended December 31, 2008.



BDO AUDIBERIA AUDITORES, S.L.

/s/ BDO Audiberia Auditores, S.L.

Madrid, Spain, March 31, 2009